Form of Proposed Agency Agreement Among Riverview Bancorp,
           Inc., Riverview Savings Bank, FSB, Riverview, M.H.C. and
                             Charles Webb & Company

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                             RIVERVIEW BANCORP, INC.
                           (a Washington Corporation)
                                4,736,571 Shares
                  (Subject to Increase Up to 5,447,056 Shares)

                          COMMON STOCK ($.01 Par Value)
                       Subscription Price $10.00 Per Share

                                AGENCY AGREEMENT

                                 _____ __, 1997



Charles Webb & Company
A Division of Keefe, Bruyette & Woods, Inc.
211 Bradenton Avenue
Dublin, Ohio  43017

Pacific Crest Securities, Inc.
U.S. Bancorp Tower, Suite 4250
111 S.W. Fifth Avenue
Portland, Oregon  97204

Ladies and Gentlemen:

         Riverview Bancorp, Inc. (the "Holding Company"), Riverview, M.H.C. (the "MHC") and Riverview Savings Bank, FSB (the "Bank") (collectively, the "Primary Parties") hereby confirm, jointly and severally, their agreement with Charles Webb & Company ("Webb" or the "Agent"), a Division of Keefe, Bruyette & Woods, Inc. ("KBW"), and with Pacific Crest Securities, Inc. ("PCS"), as follows:

         SECTION 1. THE OFFERING. The Holding Company is offering up to 4,736,571 shares of common stock, par value $.01 per share (the "Common Stock") (subject to an increase up to 5,447,056 shares), in (i) an exchange offering (the "Exchange Offering"), (ii) a subscription offering (the "Subscription Offering"), (iii) a direct community offering (the "Direct Community Offering") and, if necessary, (iv) a syndicated community offering (the "Syndicated Community Offering"), in connection with the reorganization of the Bank from a subsidiary of the MHC to a wholly-owned subsidiary of the Holding Company (the "Reorganization"), all pursuant to the Plan of Conversion from Mutual Holding Company to Stock Holding Company and Agreement and Plan of Reorganization, as amended (the "Plan"). Pursuant to the Plan, the Reorganization will be effected as follows: (i) the MHC will convert to an interim federal stock



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savings bank and merge simultaneously with and into the Bank, with the Bank as the surviving entity and (ii) a newly-formed interim federal stock savings bank ("Interim FSB"), wholly owned by the Holding Company, will merge with and into the Bank, resulting in the Bank becoming a wholly owned subsidiary of the Holding Company.

         In the Exchange Offering, each share of the common stock, par value $1.00 per share, of the Bank (the "Bank Common Stock") held by the MHC will be cancelled and each share of Bank Common Stock held by the Bank's other stockholders (the "Public Stockholders") will be exchanged for shares of Common Stock ("Exchange Shares") pursuant to an exchange ratio (the "Exchange Ratio") that will result in the Public Stockholders owning in the aggregate the same percentage of the outstanding shares of Common Stock, upon consummation of the Reorganization, as the percentage of outstanding Bank Common Stock they owned immediately prior to the Reorganization, excluding fractional shares for which cash will be received and shares purchased by the Public Stockholders in the Conversion Offerings (defined below), all as described in the Plan.

         In the Subscription Offering, non-transferable rights to subscribe for up to 2,760,000 shares (subject to an increase up to 3,174,000 shares) of the Common Stock ("Subscription Rights") will be granted, in the following priority:
(1) the Bank's depositors with account balances of $50.00 or more as of December 31, 1995 ("Eligible Account Holders"); (2) the Bank's tax-qualified Employee Stock Ownership Plan ("ESOP"); (3) the Bank's depositors with account balances of $50.00 or more as of June 30, 1997 ("Supplemental Eligible Account Holders"); and (4) depositors of the Bank (other than Eligible Account Holders and Supplemental Eligible Account Holders) as of July 31, 1997 (the "Voting Record Date") and borrowers of the Bank with loans outstanding as of October 22, 1993 which continue to be outstanding as of the Voting Record Date (collectively, "Other Members"), subject to the priorities and purchase limitations set forth in the Plan. Concurrently with the Subscription Offering, the Holding Company will offer all shares of Common Stock offered but not subscribed for in the Subscription Offering, if any, in the Direct Community Offering to members of the general public, with first preference given to Public Stockholders (who are not Eligible Account Holders, Supplemental Eligible Account Holders or Other Members) and then to natural persons and trusts of natural persons who are permanent residents of Clark, Cowlitz, Klickitat and Skamania Counties of Washington. Depending on market conditions, shares not subscribed for in the Subscription Offering or purchased in the Direct Community Offering may be offered in the Syndicated Community Offering to eligible members of the general public on a best efforts basis by approved broker-dealer firms ("Assisting Brokers") which are members of the National Association of Securities Dealers, Inc. ("NASD").




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         The Holding Company will issue shares of its Common Stock in the
Subscription Offering, Direct Community Offering, and Syndicated Community Offering, (collectively, the "Conversion Offerings") (the "Conversion Shares") at a purchase price of $10.00 per share (the "Purchase Price"). If the number of Conversion Shares and Exchange Shares (collectively, the "Shares") is increased or decreased in accordance with the Plan, the term "Shares" shall mean such greater or lesser number, where applicable.

         The Holding Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (File No. 333-30203) containing a prospectus relating to the Exchange Offering and the Conversion Offerings (collectively, the "Offerings") for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto as have been required to the date hereof (the "Registration Statement"). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the regulations of the Commission under the 1933 Act differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

         In connection with the Reorganization, the MHC filed with the Office of Thrift Supervision, Department of the Treasury (the "OTS"), pursuant to Title 12, Part 563b of the Code of Federal Regulations (the "Conversion Regulations"), an Application for Approval of Conversion, including exhibits and the Prospectus, and has filed amendments thereto as required by the OTS (as so amended, the "Application for Conversion"). The Holding Company filed with the OTS its application on Form H-(e)1-S (the "Holding Company Application") to acquire the Bank under the Home Owners Loan Act, as amended, and the regulations promulgated thereunder ("HOLA"). The Bank's applications with the OTS for approval of (i) the merger of MHC (after its conversion to an interim federal stock savings bank) with and into the Bank and (ii) the merger of Interim FSB with and into the Bank (collectively, the "Merger Applications"). The Application for Conversion and Holding Company Application (including the Merger Applications) shall collectively be hereinafter referred to as the "OTS Applications."

         SECTION 2. APPOINTMENT OF THE AGENT AND PCS. Subject to the terms and conditions of this Agreement, the Primary Parties hereby appoint Webb as their financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for the Conversion Shares and to advise and assist the Primary



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Parties with respect to the sale of the Conversion Shares in the Conversion
Offerings.

         On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of, this Agreement, the Agent accepts such appointment and agrees to consult with and advise the Holding Company and the Bank as to the matters set forth in the letter agreement ("Letter Agreement"), dated April 9, 1997, between the Bank and Webb (a copy of which is attached hereto as Exhibit A). It is acknowledged by the Primary Parties that the Agent shall not be obligated to purchase any Shares and shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order. Subscriptions for Conversion Shares will be offered by means of order forms as described in the Prospectus. Except as provided in the paragraph below, the appointment of the Agent hereunder shall terminate upon consummation of the Offerings.

         Webb agrees to act as financial advisor to the Bank and the Holding Company for a period of one year following the consummation of the Reorganization for no additional fee to render general advice on financial matters, including dividend policy, and share repurchase programs, assistance with shareholder reporting and shareholder relations matters, general advice on mergers and acquisitions, and other related financial matters which are brought to the attention of the Bank or the Holding Company. However, nothing in this Agreement shall require the Holding Company or the Bank to obtain such financial advisory services from Webb. After the completion of such one year period, if the parties wish to continue the relationship, a fee will be negotiated and an agreement with respect to specific advisory services will be entered into at that time. Should discussions commence for a specific acquisition transaction by, or a sale of, the Bank or the Holding Company during the period in which the Agent is acting as financial advisor to the Bank and the Holding Company, the general financial advisory relationship as set forth in this paragraph will terminate with respect to the specific transaction. If the Bank or the Holding Company and the Agent wish to have the Agent initiate, negotiate and/or process such specific transaction, an appropriate fee will be negotiated at that time.

         If selected broker-dealers are used to assist in the sale of Conversion Shares in the Syndicated Community Offering, the Primary Parties hereby appoint, subject to the terms and conditions of this Agreement, PCS to manage such broker-dealers in the Syndicated Community Offering. On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of, this Agreement, PCS accepts such appointment and agrees to manage the selling group of broker-dealers in the Syndicated Community Offering.




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         SECTION 3. REFUND OF PURCHASE PRICE. In the event that the
Reorganization is not consummated for any reason, including but not limited to the inability to sell the Conversion Shares during the Offerings (including any permitted extension thereof), this Agreement shall terminate and any persons who have subscribed for any of the Conversion Shares shall have refunded to them the full amount which has been received from such person, together with interest at the Bank's current passbook rate, from the date payment is received as provided in the Prospectus. Upon termination of this Agreement, neither the Agent nor the Primary Parties shall have any obligation to the other except that (i) the Primary Parties shall remain liable for any amounts due pursuant to Sections 4(a), 8, 10 and 11 hereof, unless the transaction is not consummated due to the breach by the Agent of a warranty, representation or covenant; and (ii) the Agent shall remain liable for any amount due pursuant to Sections 10 and 11 hereof, unless the transaction is not consummated due to the breach by the Primary Parties of a warranty, representation or covenant.

         SECTION 4. FEES. In addition to the expenses specified in Section 8 hereof, as compensation for the Agent's services under this Agreement, the Agent has received or will receive the following fees from the Primary Parties:

                  (a) A management fee in the amount of $25,000. Such fee has been earned and paid in full.

                  (b) A fee of 1.5% of the aggregate Purchase Price of the Conversion Shares sold in the Subscription Offering and the Direct Community Offering, excluding those shares purchased by the Bank's officers, directors or employees (or members of their immediate families), the ESOP, and any tax qualified or stock based compensation plan (except Individual Retirement Accounts) or similar plan created by the Bank for some or all of its directors or employees. In the event, with respect to any stock purchases, fees are paid pursuant to this subsection (b), such fees shall be paid in lieu of, and not in addition to, payments to the Agent pursuant to subsection (a).

                  (c) A fee not to exceed 5.5% of the aggregate Purchase Price of the Conversion Shares sold by Assisting Brokers in any Syndicated Community Offering. The Agent will pay the Assisting Brokers which assisted in the purchase of Conversion Shares in the Syndicated Community Offering a fee competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. The decision to utilize Assisting Brokers will be made jointly by the Agent on the one hand, and the Primary Parties, on the other hand, and it is agreed that PCS will manage the Assisting Brokers in the Syndicated Offering.




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                  (d) PCS shall not be paid any fees for its services rendered hereunder except for fees received as an Assisting Broker under subsection (c) hereof.

         SECTION 5. CLOSING. If the minimum number of Conversion Shares permitted to be sold in the Reorganization on the basis of the most recently updated Reorganization appraisal are subscribed for at or before the termination of the Offerings, and the other conditions to the completion of the Reorganization are satisfied, the Holding Company agrees to issue the Shares on the Closing Date (as hereinafter defined) against payment therefor by the means authorized by the Plan and to deliver certificates evidencing ownership of the Conversion Shares in such authorized denominations and registered in such names as may be indicated on the subscription order forms directly to the purchasers thereof as promptly as practicable after the Closing Date. The Closing shall be held at the offices of special counsel to the Primary Parties, or at such other place as shall be agreed upon among the Primary Parties and the Agent, at 10:00 a.m. on a business day selected by the Holding Company which business day shall be no less than two business days following the giving of prior notice by the Holding Company to the Agent or at such other time as shall be agreed upon by the Primary Parties and the Agent. At the Closing, the Primary Parties shall deliver to the Agent in same-day funds the commissions, fees and expenses owing to the Agent as set forth in Sections 4 and 8 hereof and the opinions required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus. The Holding Company shall notify the Agent when funds shall have been received for the minimum number of shares of the Common Stock. The date upon which the Holding Company shall release the Conversion Shares for delivery in accordance with the terms hereof is referred to herein as the "Closing Date."

         As soon as practicable after the Closing Date, the Holding Company and the Bank shall cause a letter of transmittal to be mailed to each Public Stockholder advising such Public Stockholder of the terms of the Exchange offering and the procedure for surrendering to an agent, duly appointed by the Holding Company (the "Exchange Agent"), the certificates evidencing shares of Bank Common Stock issued and outstanding as of the Closing Date. Upon surrender of each such certificate to the Exchange Agent, the Holding Company agrees to issue to the holder thereof or his or her designee a certificate or certificates representing the number of full Exchange Shares based on the Exchange Ratio.

         SECTION 6.A. REPRESENTATIONS AND WARRANTIES OF THE PRIMARY PARTIES. The Primary Parties jointly and severally represent and warrant to the Agent and PCS that:




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                  (a) The Primary Parties have all such power, authority,
authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares as provided herein and as described in the Prospectus. The consummation of the Reorganization, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Primary Parties and this Agreement has been validly executed and delivered by the Primary Parties and, assuming valid execution and delivery by the Agent and PCS, is the valid, legal and binding agreement of the Primary Parties enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 10 and 11 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors' rights generally, or the rights of creditors of savings institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

                  (b) The Plan has been approved by the OTS.

                  (c) The Registration Statement was declared effective by the Commission on August __, 1997; and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or to the best knowledge of the Primary Parties threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the requirements of the 1933 Act and the regulations promulgated thereunder and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined in Section 10 hereof) authorized by the Primary Parties for use in connection with the Offerings did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the Commission and at the Closing Date referred to in
Section 5, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any Blue Sky Application or any Sales Information authorized by the Primary Parties for use in connection with the Offerings will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6A(c) shall not apply to statements or omissions made in reliance upon and in



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conformity with written information furnished to the Primary Parties by the
Agent expressly regarding the Agent or KBW, or by PCS expressly regarding PCS, for use under the captions ["Market for Common Stock,"] "The Conversion and Reorganization -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" and "--Description of Sales Activities" or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent or PCS.

                  (d) The Application for Conversion, including the Prospectus, was approved by the OTS on _________________, 1997; and the Proxy Statement of the MHC relating to the special meeting of the members of the MHC at which the Plan shall be considered for approval by the MHC's eligible voting members, and the Proxy Statement of the Bank relating to the annual meeting of stockholders at which the Plan shall be considered for approval by the Bank's eligible voting stockholders (collectively, the "Proxy Statements"), have each been authorized for use by the OTS. At the time of the approval of the Application for Conversion, including the Prospectus, by the OTS (including any amendment or supplement thereto) and at all times subsequent thereto until the Closing Date, the Application for Conversion, including the Prospectus, did and will comply as to form in all material respects with the Conversion Regulations and any other applicable rules and regulations of the OTS (except as modified or waived in writing by the OTS). At the time of the approval of the Application for Conversion, and as of the date of this Agreement, the Application for Conversion, including the Prospectus (including any amendment or supplement thereto), did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (d) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent or KBW, or by PCS expressly regarding PCS, for use in the Prospectus contained in the Application for Conversion under the captions ["Market for Common Stock,"] "The Conversion -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" and "--Description of Sales Activities" or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent or PCS.

                  (e) No order has been issued by the OTS, the Commission or the FDIC (now and hereinafter references to the FDIC shall include the SAIF), or any state regulatory authority, preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the



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Reorganization is pending or, to the best knowledge of the Primary Parties, threatened.

                  (f) The Plan has been adopted by the Board of Directors of both the MHC and the Bank, and has been acknowledged by the Board of Directors of the Holding Company. To the best knowledge of the Primary Parties, no person has, or at the Closing Date will have, sought to obtain review of the final action of the OTS in approving the Plan, the Reorganization, or the OTS Applications, pursuant to the HOLA or any other statute or regulation.

                  (g) The Holding Company has filed with the OTS the Holding Company Application (including the Merger Applications) and the OTS has approved of the Holding Company's acquisition of the Bank.

                  (h) R.P. Financial, LC., which prepared the appraisal of the pro forma market value of the Bank and the MHC on which the Offerings were based (the "Appraisal"), has advised the Primary Parties in writing that it is independent with respect to each of the Primary Parties within the meaning of the Conversion Regulations.

                  (i) Deloitte & Touche LLP, which certified the financial statements filed as part of the Registration Statement and the Application for Conversion, has advised the Primary Parties in writing that they are, with respect to each of the Primary Parties, independent certified public accountants within the meaning of 12 C.F.R. Sections 563c.3 and 571.2(c)(3) and under the 1933 Act and the regulations promulgated thereunder.

                  (j) The financial statements and the notes thereto which are included in the Registration Statement and which are a part of the Prospectus present fairly the financial condition and shareholders' equity of the Bank as of the dates indicated and the results of operations and cash flows for the periods specified. The financial statements comply in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the Commission and generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods presented except as otherwise noted therein, present fairly in all material respects the information required to be stated therein, and are consistent with the most recent financial statements and other reports filed by the Bank with the OTS and the FDIC except that accounting principles employed in such filings conform to requirements of such authorities and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.



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                  (k) Since the respective dates as of which information is
given in the Registration Statement, including the Prospectus: (i) there has not been any material adverse change in the financial condition or in the earnings, capital, properties or business affairs of any of the Primary Parties or of the Primary Parties considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any increase of more than $_______ in the aggregate amount of loans past due ninety (90) days or more, any real estate acquired by foreclosure or loans characterized as "in substance foreclosure" or any change in total assets of the Bank in an amount greater than $10.0 million; nor has the Bank issued any securities or incurred any liability or obligation for borrowings other than in the ordinary course of business;
(iii) there have not been any material transactions entered into by any of the Primary Parties, other than those in the ordinary course of business; and (iv) the capitalization, liabilities, assets, properties and business of the Primary Parties conform in all material respects to the descriptions thereof contained in the Prospectus and, none of the Primary Parties has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus.

                  (l) The Holding Company is a corporation organized and in good standing under the laws of the State of Washington, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Primary Parties. The Holding Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets or properties of the Primary Parties taken as a whole; and all such licenses, permits and governmental authorizations are in full force and effect, and the Holding Company is complying in all material respects therewith.

                  (m) The MHC is organized and is validly existing as a federally chartered mutual holding company under the laws of the United States, duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the MHC has obtained all licenses, permits and other governmental authorizations required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets or properties of the Primary Parties taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect and the MHC is complying therewith in all material respects; the MHC is duly



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qualified as a foreign corporation to transact business in each jurisdiction in which the failure to be so qualified in one or more of such jurisdictions would have a material adverse effect on the financial condition, earnings, capital, assets properties or business of the Primary Parties.

                  (n) The MHC does not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

                  (o) The Bank is organized and validly existing federally chartered savings bank in stock form, duly authorized to conduct its business as described in the Prospectus; the activities of the Bank are permitted by the rules, regulations and practices of the OTS; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition of the Primary Parties taken as a whole; all such licenses, permits and other governmental authorizations are in full force and effect and the Bank is duly qualified as a foreign corporation to transact business in each jurisdiction in which failure to so qualify would have a material adverse effect upon the financial condition, earnings, capital, properties or business affairs of the Bank; all of the issued and outstanding capital stock of the Bank after the Reorganization will be duly and validly issued and fully paid and nonassessable; and the Holding Company will directly own all of such capital stock free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction. The Bank does not own equity securities or any equity interest in any other business enterprise except for Riverview Services, Inc. (the "Subsidiary") and as otherwise described in the Prospectus.

                  (p) The Bank is a member of the Federal Home Loan Bank of Seattle ("FHLB of Seattle"); the deposit accounts of the Bank are insured by the FDIC up to applicable limits.

                  (q) The Bank's authorized capital stock consists solely of 4,000,000 shares of the Bank Common Stock, of which ______________ shares are issued and outstanding as of the date hereof and 1,000,000 shares of preferred stock, $1.00 par value per share, none of which are issued and outstanding as of the date hereof; and the MHC is not authorized to issue any shares of capital stock.

                  (r) Subsidiary is the Bank's sole subsidiary; the Subsidiary is organized, validly existing and in good standing under the laws of the State of Washington, with full power and authority to own its property and conduct its business and is not required to be qualified to do business as foreign corporation in any jurisdiction where non-qualification has or would have a material adverse effect on the financial condition, earnings, capital, assets or properties of the Primary Parties, taken as a



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whole; the Subsidiary holds all licenses, certificates and permits from governmental authorities necessary for the conduct of its business, except where failure to hold such licenses, permits or authorizations would not have a material adverse effect on the financial condition, earnings, capital, assets or properties of the Primary Parties, taken as a whole; all of the outstanding capital stock of the Subsidiary has been duly authorized and is fully paid and non-assessable, and is owned directly by the Bank, free and clear of any liens or encumbrances; the activities of the Subsidiary are permitted to be conducted by subsidiaries of a federally-chartered savings bank pursuant to the OTS regulations and the policies and practices of the OTS.


                  (s) Upon consummation of the Reorganization, the authorized, issued and outstanding equity capital of the Holding Company will be within the range set forth in the Prospectus under the caption "Capitalization," and, except for the shares of Common Stock held by the Bank, which will be cancelled as of the Closing Date, no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date; the shares of Common Stock to be issued in the Exchange Offering and subscribed for in the Conversion Offering have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and nonassessable; the issuance of the shares of Common Stock is not subject to preemptive rights, except for the Subscription Rights granted pursuant to the Plan; and the terms and provisions of the shares of Common Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the Public Stockholders in the Exchange Offering and to the purchasers of Shares against payment therefor in the Conversion Offering as set forth in the Plan and the Prospectus, subject to such claims as may be asserted against the purchasers thereof by third party claimants.

                  (t) None of the Primary Parties are in violation of their respective Articles of Incorporation or charter or their respective bylaws, or in material default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which they are a party or by which they, or any of their respective property, may be bound which would result in a material adverse change in the financial condition, earnings, capital, properties or business affairs of the Primary Parties considered as one enterprise or which would materially affect their properties or assets. The consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default under, the articles of incorporation or bylaws of the Holding Company, or the charter or bylaws of MHC or the Bank, or materially conflict with or constitute a material breach of, or default under, any material contract, lease or other instrument to which any of the Primary Parties has a beneficial interest, or any applicable law, rule, regulation or order that is material to the financial condition of the Primary Parties on a consolidated basis; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Primary Parties except for such violations which would not have a material adverse effect on the financial condition and results of operations of the Primary Parties on a consolidated basis; or (iii) with the exception of the liquidation account established in the Reorganization, result in the creation of any material lien, charge or encumbrance upon any property of the Primary Parties.

                  (u) No material default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a material default on the part of any of the Primary Parties, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other material instrument or agreement to which any of the Primary Parties is a party or by which any of them or any of their property is bound or affected in any respect which, in any such case, is material to the Primary Parties considered as one enterprise, and such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Primary Parties, threatened any action or proceeding wherein any of the Primary Parties is alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to any of the Primary Parties, would have a material adverse effect upon the Primary Parties considered as one enterprise.

                  (v) The Primary Parties have good and marketable title to all assets which are material to the businesses of the Primary Parties and to those assets described in the Prospectus as owned by them free and clear of all material liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus or which do not have a material adverse effect on the businesses of the Primary Parties taken as a whole; and all of the leases and subleases which are material to the businesses of the Primary Parties, as described in the Registration Statement or Prospectus, are in full force and effect.

                  (w) Except as may be described in the Prospectus, the Primary Parties are not in material violation of any directive from the OTS, the FDIC, the Commission or any other agency to make any material change in the method of conducting their respective businesses; the Primary Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, the Commission and the FDIC), except where the failure to so comply would not reasonably be expected to result in any material adverse change in the financial condition, results of operations, capital, properties or business affairs of the Primary Parties considered as one enterprise and, except as set forth in the Prospectus, there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the best knowledge any of the Primary Parties, threatened, which would reasonably be expected to materially and adversely affect the Reorganization, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement, or which would reasonably be expected to result in any material adverse change in the financial condition, results of operations, capital, properties or business affairs of the Primary Parties considered as one enterprise.

                  (x) The Primary Parties have received an opinion of its special counsel, Breyer & Aguggia, with respect to the federal income tax consequences of the Reorganization, as described in the Registration Statement and the Prospectus, and an opinion from Knapp, O'Dell & Lewis with respect to the tax consequences of the proposed transaction under the laws of the State of Washington; and the facts and representations upon which such opinions are based are truthful, accurate and complete, and none of the Primary Parties will take any action inconsistent therewith.

                  (y) Since ______________, the Primary Parties have timely filed all required federal and state tax returns, have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities, and no deficiency has been asserted with respect thereto by any taxing authority.

                  (z) No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by the Primary Parties of this Agreement, or the issuance of the Shares, except for the approval of the OTS and the Commission (which have been received) and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered and except as may be required under the rules and regulations of the NASD and/or Nasdaq.

                  (aa) None of the Primary Parties has: (i) issued any securities within the last 18 months (except for (a) notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus, (b) shares of Common Stock issued to the Bank with respect to the initial capitalization of the Holding Company, and (c) shares of Bank

Common Stock issued pursuant to (1) the exercise of options under the Bank's 1993 Stock Option Plan, (2) a 10% stock dividend issued on April 12, 1996 or (3) a 10% stock dividend issued on April 11, 1997); (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the Offerings and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except for the Letter Agreement and as contemplated hereunder; or (iv) engaged any intermediary between the Agent and the Primary Parties in connection with the offering of Shares, and no person is being compensated in any manner for such service.

                  (ab) Neither the Primary Parties nor, to the best knowledge of the Primary Parties, any employees of the Primary Parties have made any payment of funds of the Primary Parties as a loan to any person for the purchase of Conversion Shares, except for the Holding Company's loan to the ESOP the proceeds of which will be used to refinance certain indebtedness of the ESOP and to purchase Conversion Shares, or has made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

                  (ac) The Bank complies in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

                  (ad) The Primary Parties have not relied upon Webb, PCS or their counsel for any legal, tax or accounting advice in connection with the Reorganization.

                  (ae) The records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

                  (af) To the best knowledge of the Primary Parties, the Primary Parties comply with all laws, rules and regulations relating to environmental protection, and none of them has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Federal, state or local environmental laws and regulations; no action, suit, regulatory investigation or other proceeding is pending, threatened against the Primary Parties relating to environmental protection, nor do the Primary parties have any reason to believe any such proceedings may be brought against any of them; and to the best knowledge of the Primary Parties, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by any of the Primary Parties or, to the best knowledge of the Bank, in which the Bank has a security interest.

         Any certificates signed by an officer of any of the Primary Parties and delivered to the Agent, PCS, or their counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Primary Parties to the Agent and PCS as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

         SECTION 6.B. REPRESENTATIONS AND WARRANTIES OF THE AGENT. Agent represents and warrants to the Primary Parties that:

                  (a) KBW is a corporation and is validly existing in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the Primary Parties hereunder.

                  (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of KBW, and this Agreement has been duly and validly executed and delivered by KBW, and is the legal, valid and binding agreement of Agent, enforceable in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and (iii) the extent, if any, that the provisions of Sections 10 or 11 hereof may be unenforceable as against public policy.

                  (c) Each of Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services.

                  (d) The execution and delivery of this Agreement by Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation of KBW or any agreement, indenture or other instrument to which KBW is a party or by which it or its property is bound.

                  (e) No action, suit, charge or proceeding is pending, or to the knowledge of Agent threatened, against Agent which, if determined adversely to Agent, would have a material adverse effect upon the ability of Agent to perform obligations under this Agreement.

                  (f) No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by Agent of this Agreement, except as may have been received.

         SECTION 6.C. REPRESENTATIONS AND WARRANTIES OF PCS. PCS represents and warrants to the Primary Parties that:

                  (a) PCS is a corporation and is validly existing in good standing under the laws of the State of _________________ with full power and authority to provide the services to be furnished to the Primary Parties hereunder.

                  (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of PCS, and this Agreement has been duly and validly executed and delivered by PCS, and is the legal, valid and binding agreement of PCS, enforceable in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and (iii) the extent, if any, that the provisions of Sections 10 or 11 hereof may be unenforceable as against public policy.

                  (c) Each of PCS and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services.

                  (d) The execution and delivery of this Agreement by PCS, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation of PCS or any agreement, indenture or other instrument to which PCS is a party or by which it or its property is bound.

                  (e) No action, suit, charge or proceeding is pending, or to the knowledge of PCS threatened, against PCS which, if determined adversely to PCS, would have a material adverse effect upon the ability of PCS to perform obligations under this Agreement.

                  (f) No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by PCS of this Agreement, except as may have been received.

         SECTION 7.A. COVENANTS OF THE PRIMARY PARTIES. The Primary Parties hereby jointly and severally covenant with the Agent and PCS as follows:

                  (a) The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or file any amendment or supplement to which amendment the Agent or its counsel shall reasonably object.

                  (b) The Primary Parties will not, at any time after the date any OTS Application is approved, file any amendment or supplement to such OTS Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

                  (c) The Primary Parties will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the OTS Applications to be approved by the OTS, and will immediately upon receipt of any information concerning the events listed below notify the Agent and PCS (i) when the Registration Statement, as amended, has become effective; (ii) when the Application for Conversion, as amended, has been approved by the OTS; (iii) when the Holding Company Application, as amended, has been approved by the OTS; (iv) when each of the Merger Applications, as amended, has been approved by the OTS;
(v) of the receipt of any comments from the Commission, the OTS, or any other governmental entity with respect to the Reorganization or the transactions contemplated by this Agreement; (vi) of any request by the Commission, the OTS, any other governmental entity for any amendment or supplement to the Registration Statement or the OTS Applications or for additional information;
(vii) of the issuance by the Commission, the OTS, or any other governmental agency of any order or other action suspending the Offerings or the use of the Registration Statement or the Prospectus or any other filing of the Primary Parties under the Conversion Regulations or other applicable law, or the threat of any such action; (viii) of the issuance by the Commission, the OTS, the FDIC or any state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (ix) of the occurrence of any event mentioned in paragraph (f) below. The Primary Parties will make every reasonable effort to prevent the issuance by the Commission, the OTS, the FDIC or any state authority of any order referred to in (vii) and (viii) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

                  (d) The Primary Parties will deliver to the Agent, PCS and to their counsel conformed copies of each of the following documents, with all exhibits: each of the OTS Applications as originally filed and of each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment thereto. Further, the Primary Parties will deliver such additional copies of the foregoing documents to counsel to the Agent and PCS as may be required for any NASD filings. In addition, the Primary Parties will also deliver to the Agent and PCS such number of copies of the Prospectus, as amended or supplemented, as the Agent or PCS may reasonably request.

                  (e) The Primary Parties will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Reorganization and the transactions contemplated thereby imposed by the Commission, by applicable state law and regulations, and by the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations of the Commission promulgated under such statutes, to be complied with prior to or subsequent to the Closing Date; and when the Prospectus is required to be delivered, the Primary Parties will comply in all material respects, at their own expense, with all material requirements imposed upon them by the OTS, the Conversion Regulations (except as modified or waived in writing by the OTS), the FDIC, the Commission, by applicable state law and regulations and by the 1933 Act, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

                  (f) The Primary Parties will inform the Agent and PCS of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for the Primary Parties or for the Agent, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the Primary Parties will, at their expense, forthwith prepare, file with the Commission and the OTS, and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (in form and substance reasonably satisfactory to counsel for the Agent after a reasonable time for review) which will amend or supplement the

Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, each of the Primary Parties will furnish such information with respect to itself as the Agent may from time to time reasonably request.

                  (g) Pursuant to the terms of the Plan, the Holding Company will endeavor in good faith, in cooperation with the Agent, to register or to qualify the Shares for offering and sale or to exempt such Shares from registration and to exempt the Holding Company and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offerings will be conducted; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Holding Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdictions.

                  (h) The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established and maintained in accordance with the requirements of the OTS, and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Bank will have an inchoate interest in their pro rata portion of the liquidation account which shall have a priority superior to that of the holders of shares of Common Stock in the event of a complete liquidation of the Bank.

                  (i) The Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the date hereof, without the Agent's prior written consent, which consent shall not be unreasonably withheld, any shares of Common Stock other than in connection with any plan or arrangement described in the Prospectus.

                  (j) For the period of three years from the date of this Agreement, the Holding Company will furnish to the Agent and PCS upon request
(i) a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, (ii) a copy of each report of the Holding Company mailed to holders of Common Stock or non-confidential report filed with the Commission or the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of the securities of the Holding Company is listed or quoted, and (iii) from time to time, such other publicly available information concerning the Holding Company and the Bank as the Agent or PCS may reasonably request.

                  (k) The Holding Company and the Bank will use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption "Use of Proceeds."

                  (l) The Holding Company and the Bank will distribute the Prospectus or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion Regulations, the 1933 Act and the 1934 Act and the rules and regulations promulgated under such statutes, and the laws of any state in which the shares are qualified for sale.

                  (m) The Holding Company shall register its Common Stock under
Section 12(g) of the 1934 Act, concurrent with the effective date of the Registration Statement. The Holding Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as permitted by the OTS.

                  (n) For so long as the Common Stock is registered under the 1934 Act, the Holding Company will furnish to its stockholders as soon as practicable after the end of each fiscal year such reports and other information as are required to be furnished to its stockholders under the 1934 Act (including consolidated financial statements of the Holding Company and its subsidiaries, certified by independent public accountants).

                  (o) The Holding Company will comply with the provisions of Rule 158 of the 1933 Act.

                  (p) The Holding Company will file with the Commission, within the required time period, such reports on Form SR as may be required pursuant to Rule 463 under the 1933 Act.

                  (q) The Holding Company will use its best efforts to obtain approval for the listing of, and maintain the quotation of, the Common Stock on the Nasdaq National Market System, effective on or prior to the Closing Date.

                  (r) The Primary Parties will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Conversion Shares on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company's obligation to refund payments received from persons subscribing for or ordering Conversion Shares in the Conversion Offering, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Primary Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Primary Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

                  (s) The Holding Company will promptly register as a savings and loan holding company under the HOLA.

                  (t) The Holding Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the "Interpretation of the Board of Governors of the NASD on Free Riding and Withholding."

                  (u) The Primary Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the Commission, the OTS and the FDIC.

                  (v) The Primary Parties will not amend the Plan of Conversion without notifying the Agent prior thereto.

                  (w) The Holding Company shall provide the Agent with any information necessary to carry out the allocation of the Conversion Shares in the event of an oversubscription and such information shall be accurate and reliable in all material respects.

                  (x) The Holding Company will not deliver the Shares until the Primary Parties have satisfied or caused to be satisfied each condition set forth in Section 9A hereof, unless such condition is waived in writing by the Agent.

                  (y) Upon completion of the sale by the Holding Company of the Shares contemplated by the Plan and the Prospectus, (i) the MHC shall have been converted pursuant to the Plan to an interim federal stock savings bank and merged with and into the Bank, (ii) all of the issued and outstanding capital stock of the Bank shall be owned by the Holding Company, (iii) the Company shall have no direct subsidiaries other than the Bank, and (iv) the Reorganization shall have been effected in accordance with all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Reorganization (except those that are conditions subsequent) imposed by the Commission, the OTS or any other governmental agency, if any, shall have been complied with by the Primary Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

                  (z) Prior to the Closing Date, the Plan shall have been approved by the eligible voting members of the MHC and the eligible voting stockholders of the Bank in accordance with the Conversion Regulations and the provisions of MHC's and the Bank's respective charter and bylaws.

                  (aa) As of the Closing Date, the Primary Parties shall have completed all conditions precedent to the Reorganization in accordance with the Plan and shall have complied in all material respects with applicable laws, regulations (except as modified or waived in writing by the OTS), decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon it by the OTS as set forth in correspondence received from the OTS.

                  (ab) On or before the Closing Date, the MHC and the Bank will have completed all conditions precedent to the Reorganization specified in the Plan and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations (except as modified or waived in writing by the OTS) and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon any of the Primary Parties by the OTS, the Commission or any other regulatory authority and in the manner described in the Prospectus.

         SECTION 7.B. COVENANTS OF AGENT. Agent hereby covenants with the Primary Parties as follows:

                  (a) During the period when the Prospectus is used, Agent will comply, in all material respects and at its own expense, with all requirements imposed upon it by the OTS and, to the extent applicable, by the 1933 Act, the 1934 Act and the rules and regulations promulgated under the 1933 Act and the 1934 Act.

                  (b) Agent will distribute any Prospectus or offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion Regulations and the requirements of the 1933 Act and 1934 Act and the rules and regulations promulgated thereunder.

                  (c) KBU intends, together with PCS, to make a market in the Common Stock after the completion of the Offerings.

                  (d) PCS intends, together with KBW, to make a market in the Common Stock after the completion of the Offering.

         SECTION 7.C. COVENANTS OF PCS. PCS hereby covenants with the Primary Parties as follows:

                  (a) During the period when the Prospectus is used, PCS will comply, in all material respects and at its own expense, with all requirements imposed upon it by the OTS and, to the extent applicable, by the 1933 Act, the 1934 Act and the rules and regulations promulgated under the 1933 Act and the 1934 Act.

                  (b) PCS will distribute any Prospectus or offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion Regulations and the requirements of the 1933 Act and 1934 Act and the rules and regulations promulgated thereunder.

                  (c) PCS intends, together with KBW, to make a market in the Common Stock after the completion of the Offerings.

         SECTION 8. PAYMENT OF EXPENSES. Whether or not the Reorganization is completed or the sale and exchange of the Shares by the Holding Company is consummated, the Primary Parties will pay for all expenses incident to the performance of this Agreement, including without limitation: (a) the preparation and filing of the OTS Applications; (b) the preparation, printing, filing, delivery and shipment of the Registration Statement, including the Prospectus, and all amendments and supplements thereto; (c) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Holding Company or the Bank under the securities or "blue sky" laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees of the NASD; and (e) the reasonable expenses of the Agent, including without limitation, accounting, communications, legal and travel expenses. Any such expense incurred by the Agent shall be reimbursed by the Primary Parties. If this Agreement is terminated in accordance with the provisions of Sections 3, 9, or 13, the Primary Parties shall pay the Agent the fees earned pursuant to Section 4 and will reimburse the Agent for the reasonable expenses of the Agent, including without limitation accounting, communication, legal and travel expenses. The Agent's non-legal expenses shall not exceed $15,000 of the Expenses shall not be incurred by Agent's counsel without the prior approval of the Holding Company or the Bank. The Agent's legal fees shall not exceed $30,000.

         SECTION 9.A. CONDITIONS TO THE AGENT'S AND PCS' OBLIGATIONS. The obligations of the Agent and PCS hereunder and the occurrence of the Closing and the Reorganization are subject to the condition that all representations and warranties and other statements of the Primary Parties herein contained are, at and as of the commencement of the Offerings and at and as of the Closing Date, true and correct, the condition that the Primary Parties shall have performed all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

                  (a) The Registration Statement shall have been declared effective by the Commission and the OTS Applications approved by the OTS not later than 5:30 p.m. on the date of this

Agreement, and no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to any of the Primary Parties' best knowledge, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Reorganization shall have been issued or proceedings therefor initiated or, to any of the Primary Parties' best knowledge, threatened by the OTS, the Commission, or any other governmental body.

                  (b) At the Closing Date, the Agent and PCS shall have each received:

                           (1) The favorable opinion, dated as of the Closing
Date, of Breyer & Aguggia, special counsel for the Primary Parties, or Knapp, O'Dell & Lewis, local counsel to the Primary Parties, in form and substance satisfactory to counsel for the Agent to the effect that:

                                    (i) The Holding Company is a corporation
duly organized and validly existing and in good standing under the laws of the State of Washington, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification and in which the failure to qualify would have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Primary Parties.

                                    (ii) The Bank is a duly organized and
validly existing federally chartered capital stock savings bank with full power and authority to own its properties and to conduct its business as described in the Prospectus and to enter into this Agreement and perform its obligations hereunder; the activities of the Bank as described in the Prospectus are permitted by the rules, regulations and practices of the OTS; the issuance and sale of the capital stock of the Bank to the Holding Company in the Reorganization has been duly and validly authorized by all necessary corporate action on the part of the Holding Company and the Bank and, upon payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable; and will be owned of record and beneficially by the Holding Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction.

                                    (iii) The Bank is a member of the FHLB of
Seattle and the Bank is an insured depository institution under the provisions of the Federal Deposit Insurance Act, as amended, and to such counsel's knowledge no proceedings for the termination or revocation of such insurance are pending or threatened; and the description of the liquidation account as set forth in the Prospectus under the caption "The Conversion and

Reorganization -- Effects of Conversion and Reorganization on Depositors and Borrowers of the Savings Bank -- Liquidation Account" has been reviewed by such counsel and, to the extent that such information constitutes matters of law or legal conclusions, is accurate in all material respects.

                                    (iv) The MHC has been duly organized and is
validly existing as a federally chartered mutual holding company, duly authorized to conduct its business and own its properties as described in the Registration Statement and Prospectus.

                                    (v) The Subsidiary has been duly
incorporated and is validly existing as a corporation in good standing under the laws of the State of Washington, and has been duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the financial condition, earnings, capital, assets or properties of the Primary Parties, taken as a whole; to such counsel's knowledge, the Subsidiary holds all licenses, certificates and permits from governmental authorities necessary for the conduct of its business, except where the failure to hold such licenses, certificates or permits would not have a material adverse effect on the financial condition, earnings, capital, assets or properties of the Primary Parties, taken as a whole; the Subsidiary is not in violation of its articles of incorporation or bylaws; all of the outstanding capital stock of the Subsidiary has been duly authorized and is validly issued, fully paid and nonassessable, and owned directly by the Bank, free and clear of any liens, charges, encumbrances or restrictions except such as would not result in a material adverse effect on the financial condition, earnings, capital, assets or properties of the Primary Parties, taken as a whole; all of the leases and subleases material to the business of the Subsidiary under which the Subsidiary holds properties are in full force and effect; and the activities of the Subsidiary are permitted to subsidiaries of a federally chartered savings bank by the regulations and the policies and practices of the OTS.

                                    (vi) Upon consummation of the
Reorganization, the authorized, issued and outstanding capital stock of the Holding Company will be within the range set forth in the Prospectus under the caption "Capitalization," and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date (except for the shares issued to the Bank upon incorporation of the Holding Company, which have been cancelled); the shares of Common Stock of the Holding Company to be subscribed for or exchanged in the Offerings have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be fully paid and nonassessable; and the issuance of the shares of Common Stock is not subject to preemptive rights under the charter, articles of incorporation or bylaws of any of the Primary Parties, or arising or outstanding by operation of law or, to the best knowledge of such counsel, under any contract, indenture, agreement, instrument or other document, except for the subscription rights under the Plan.

                                    (vii) The authorized, issued and outstanding
capital stock of the Bank is as set forth in the Prospectus under the caption "Capitalization," and all of the outstanding shares of such capital stock have been duly authorized and validly issued and are fully paid and nonassessable.

                                    (viii) The execution and delivery of this
Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporation action on the part of the Primary Parties; and this Agreement constitutes a valid, legal and binding obligation of each of the Primary Parties, enforceable in accordance with its terms, except to the extent that the provisions of Sections 10 and 11 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors' rights generally, or the rights of creditors of savings institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

                                    (ix) The Plan has been duly adopted by the
board of directors of both the MHC and the Bank, as required by the Conversion Regulations, and approved by the members of the MHC and the eligible voting stockholders of the Bank, as required by the Conversion Regulations and the MHC's and the Bank's respective charter and bylaws.

                                    (x) The OTS Applications have been approved
by the OTS and the Prospectus and the Proxy Statements have been authorized for use by the OTS, and subject to the satisfaction of any conditions set forth in such OTS approvals, no further approval, registration, authorization, consent or other order of any federal regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the offer, sale and issuance of the Shares and the consummation of the Reorganization.

                                    (xi) The purchase by the Holding Company of
all of the issued and outstanding capital stock of the Bank has been authorized by the OTS and no action has been taken, or, to such counsel's knowledge, is pending or threatened, to revoke any such authorization or approval.

                                    (xii) The Registration Statement has become
effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement has been issued, and, to the best of such counsel's knowledge, no proceedings for that purpose have been instituted or threatened.

                                    (xiii) The material tax consequences of the
Reorganization are set forth in the Prospectus under the caption "The Conversion and Reorganization -- Effects of Conversion and Reorganization on Depositors and Borrowers of the Savings Bank -- Tax Effects." The information in the Prospectus under the caption "The Conversion and Reorganization -- Effects of Conversion and Reorganization on Depositors and Borrowers of the Savings Bank -- Tax Effects" has been reviewed by such counsel and fairly describes such opinions rendered by Breyer & Aguggia and Knapp, O'Dell & Lewis to the Primary Parties with respect to such matters.

                                    (xiv) The terms and provisions of the shares
of Common Stock conform to the description thereof contained in the Registration Statement and the Prospectus and such description describes in all material respects the rights of the holders thereof; the information in the Prospectus under the captions "Comparison of Stockholders' Rights," "Restrictions on Acquisition of the Holding Company" and "Description of Capital Stock of the Holding Company," to the extent that they constitute matters of law or legal conclusions, has been prepared by such counsel and is accurate in all material respects; and the forms of certificates proposed to be used to evidence the shares of Common Stock are in due and proper form.

                                    (xv) At the time the Application for
Conversion, including the Prospectus contained therein, was approved, the Application for Conversion (as amended or supplemented) complied as to form in all material respects with the requirements of the Conversion Regulation and all applicable laws, rules and regulations and decisions and orders of the OTS, except as modified or waived in writing by the OTS (other than the financial statements, notes to financial statements, financial tables and other financial and statistical data included therein and the appraisal valuation as to which counsel need express no opinion). To such counsel's knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS approving the OTS Applications.

                                    (xvi) At the time that the Registration
Statement became effective the Registration Statement, including the Prospectus contained therein, (as amended or supplemented) (other than the financial statements, notes to financial statements, financial tables or other financial and statistical data included therein and the appraisal valuation as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder; and except as modified or waived in writing by the OTS, the Conversion Regulations and all other rules, regulations and decisions and orders of the OTS.

                                    (xvii) To the best of such counsel's
knowledge, there are no legal or governmental proceedings pending, or threatened
(i) asserting the invalidity of this Agreement or (ii) seeking to prevent the Reorganization or the offer, sale or issuance of the Shares.

                                    (xviii) The information in the Prospectus
under the captions "Regulation," "The Conversion and Reorganization" and "Legal and Tax Opinions," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been prepared by such counsel and is accurate in all material respects (except as to the financial statements and other financial data included therein as to which such counsel need express no opinion).

                                    (xix) None of the Primary Parties is in
violation of its articles of incorporation or its charter, as the case may be, or its bylaws or to the best of such counsel's knowledge, in violation of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as on exhibit to, or incorporated by reference in, the Registration Statement, which violation would have a material adverse effect on the financial condition of the Primary Parties considered as one enterprise, or on the earnings, capital, properties or business affairs of the Primary Parties considered as one enterprise; the execution and delivery of this Agreement by the Primary Parties, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein, will not materially conflict with, constitute a material breach of, or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of any of the Primary Parties which are material to their business considered as one enterprise, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of the Primary Parties is a party or by which any of them may be bound, or to which any of the property or assets of the Primary Parties are subject. In addition, such action will not result in any material violation of the provisions of the articles of incorporation or charter, as the case may be, or bylaws of any of the Primary Parties or any material violation of any applicable law, act, regulation or to such counsel's knowledge, order or court order, writ, injunction or decree.

         The opinion may be limited to matters governed by the laws of the United States or the State of Washington. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing, as long as such other opinion indicates that the Agent and PCS may rely on the opinion, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Primary Parties and public officials; provided copies of any such opinion(s) or certificates of public officials are delivered to Agent and PCS together with the opinion to be rendered hereunder by special counsel to the Primary Parties. The opinion of such counsel for the Primary Parties shall state that it has no reason to believe that the Agent and PCS are not justified in relying thereon.

                           (2) The letter of Breyer & Aguggia, special counsel
for the Primary Parties, in form and substance to the effect that during the preparation of the Registration Statement and the Prospectus, Breyer & Aguggia participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to the Agent and PCS, representatives of the independent public accountants for the Primary Parties and representatives of the Agent and PCS at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although Breyer & Aguggia is not passing upon and does not assume the accuracy of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing without independent verification (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Primary Parties), nothing has come to the attention of Breyer & Aguggia that caused Breyer & Aguggia to believe that the Registration Statement at the time it was declared effective by the SEC or the Prospectus as of its date, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that counsel need express no comment or opinion with respect to the financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement or Prospectus).

                           (3) The favorable opinion, dated as of the Closing
Date, of Stevens & Lee, counsel for the Agent and PCS, with respect to such matters as the Agent and PCS may reasonably require; such opinion may rely, as to matters of fact, upon certificates of officers and directors of the Primary Parties delivered pursuant hereto or as such counsel may reasonably request.

                  (c) Concurrently with the execution of this Agreement, the Agent and PCS shall each receive a letter from Deloitte & Touche, LLP, dated the date hereof and addressed to the Agent and PCS, (i) such letter confirming that Deloitte & Touche, LLP is a firm of independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, the 1933 Act and the regulations promulgated thereunder and 12 C.F.R. Section 571.2(c)(3), and no information concerning its relationship with or interests in the Primary Parties is required by the OTS Applications or Item 10 of the Registration Statement, and stating in effect that in Deloitte & Touche's opinion the financial statements of the Bank included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 act and the related published rules and regulations of the Commission thereunder and the Conversion Regulations and generally accepted accounting principles consistently applied; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Board of Directors of each of the Primary Parties, the members of the MHC and the stockholders of each of the Holding Company and the Bank, a review of interim financial information in accordance with Statement on Auditing Standards No. 71, and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements, including Recent Developments, if any, are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus to a specified date not more than three business days prior to the date hereof, there was any increase in borrowings (defined as advances from the FHLB of Seattle, securities sold under agreements to repurchase and any other form of debt other than deposits) of any of the Primary Parties or in nonperforming loans of the Bank; or (C) there was any decrease in stockholders' equity of the Bank at the date of such letter as compared with amounts shown in the latest unaudited statement of condition included in the Prospectus or there was any decrease in net income or net interest income of the Bank for the number of full months commencing immediately after the period covered by the latest unaudited income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus or in such letter as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (c), they have compared with the general accounting records of the Primary Parties, which are subject to the internal controls of the accounting system of the Primary Parties and other data prepared by the Primary Parties directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent and PCS may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

                  (d) At the Closing Date, the Agent and PCS shall each receive letters from Deloitte & Touche, LLP dated the Closing

Date, addressed to the Agent and PCS, confirming the statements made by its letter delivered by it pursuant to subsection (c) of this Section 9A, the "specified date" referred to in clause (ii)(B) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

                  (e) At the Closing Date, counsel to the Agent and PCS shall have been furnished with such documents and opinions as counsel for the Agent and PCS may require for the purpose of enabling them to advise the Agent and PCS with respect to the issuance and sale of the Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

                  (f) At the Closing Date, the Agent and PCS shall each receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Primary Parties, dated the Closing Date, to the effect that (i) they have carefully examined the Prospectus and at the time the Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) there has not been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition or in the earnings, capital, properties, business prospects or business affairs of the Primary Parties, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) the representations and warranties contained in Section 6A of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) the Primary Parties have complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this Section 9A; (v) no stop order has been issued or, to the best of their knowledge, is threatened, by the Commission or any other governmental body; (vi) no order suspending the Offerings, the Reorganization, the acquisition of all of the shares of the Bank by the Holding Company or the effectiveness of the Prospectus has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by the OTS, the Commission, the FDIC, or any other federal or state authority;
(vii) to the best of their knowledge, no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan or to enjoin the Reorganization.

                  (g) At the Closing Date, the Agent and PCS shall each receive a letter from R.P. Financial, LC., dated as of the Closing Date, (i) confirming that said firm is independent of the Primary Parties and is experienced and expert in the area of corporate appraisals within the meaning of the Conversion Regulations, (ii) stating in effect that the Appraisal complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Primary Parties, as converted, expressed in the Appraisal as most recently updated, remains in effect.

                  (h) None of the Primary Parties shall have sustained, since the date of the latest audited financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, or any development involving a prospective material change in, or affecting the general affairs of, management, financial position, stockholders' equity or results of operations of any of the Primary Parties, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described above, is in the Agent's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offerings or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

                  (i) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the financial condition or in the earnings, capital, properties or business affairs of any of the Primary Parties independently, or of the Primary Parties, considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Primary Parties, considered as one enterprise, from the latest date as of which the financial condition of the Primary Parties is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) none of the Primary Parties shall have received from the OTS or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Agent and PCS) and which would reasonably be expected to have a material and adverse effect on the condition (financial or otherwise) or on the earnings, capital, properties or business affairs of the Primary Parties considered as one enterprise; (iv) none of the Primary Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Primary Parties, threatened against any of the Primary Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material and adverse effect on the financial condition or on the earnings, capital, properties or business affairs of the Primary Parties, considered as one enterprise; and (vi) the Shares have been qualified or registered for offering and sale under the securities or blue sky laws of the jurisdictions as to which the Primary Parties and the Agent shall have agreed.

                  (j) At or prior to the Closing Date, the Agent and PCS shall each receive (i) a copy of the letter from the OTS authorizing the use of the Prospectus and approving the Application for Conversion, (ii) a copy of the order from the Commission declaring the Registration Statement effective, (iii) a copy of certificate of existence for the Bank from the OTS, (iv) a certificate of good standing from the State of Washington evidencing the good standing of the Holding Company, (v) a copy of the letter from the OTS approving the Holding Company Application, (vi) a certificate from the FDIC evidencing the Bank's insurance of accounts, (vii) a certificate of the FHLB of Seattle evidencing the Bank's membership therein, (viii) a certificate from the OTS evidencing the existence of the MHC, (ix) a copy of the letters from the OTS approving the Merger Applications and (x) any other documents that Agent or PCS shall reasonably request.

                  (k) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks or other federally-insured financial institutions or general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or
(iv) a material decline in the price of equity or debt securities if the effect of any of (i) through (iv) herein, in the Agent's reasonable judgment, makes it impracticable or inadvisable to proceed with the Offerings or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

         SECTION 9.B. CONDITIONS TO THE PRIMARY PARTIES' OBLIGATIONS. The obligations of the Primary Parties hereunder are subject to the representations and warranties of the Agent and PCS being true and correct at and as of the commencement of the Offerings and at and as of the Closing Date, to the performance by the Agent and PCS of their respective obligations hereunder and to the satisfaction of the conditions contained in Paragraph (a) of Section 9A hereunder.

         SECTION 10.  INDEMNIFICATION.

                  (a) The Primary Parties jointly and severally agree to indemnify and hold harmless the Agent and PCS, their respective officers, directors, agents, servants and employees and each person, if any, who controls the Agent or PCS within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that the Agent, PCS or any of such officers, directors, agents, servants, employees and controlling Persons (collectively, the "Related Persons") may suffer or to which the Agent, PCS or the Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Agent, PCS and any Related Persons upon written demand for any reasonable expenses (including fees and disbursements of counsel) incurred by the Agent, PCS or any Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the OTS Applications, or any blue sky application or other instrument or document of the Primary Parties or based upon written information supplied by any of the Primary Parties filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the "Blue Sky Applications"), or any application or other document, advertisement, or communication ("Sales Information") prepared, made or executed by or on behalf of any of the Primary Parties with its consent or based upon written information furnished by or on behalf of any of the Primary Parties, whether or not filed in any jurisdiction in order to qualify or register the Shares under the securities laws thereof,
(ii) arise out of or based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the OTS Applications, any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Reorganization; result from any claims made with respect to the accuracy, reliability and completeness of the records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the preliminary or final Prospectus (or any amendment or supplement thereto), the OTS Applications, the Blue Sky Applications or Sales Information or other documentation distributed in connection with the Reorganization made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent with respect to the Agent, or PCS with respect to PCS, expressly for use in the Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto) under the captions "Market for Common Stock," "The Conversion and Reorganization -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" and "-- Description of Sales Activities" or statistical information regarding the Holding Company prepared by the Agent or PCS for use in the Sales Information, except for information derived from the Prospectus. Provided further, that the Primary Parties will not be responsible for any loss, liability, claim, damage or expense to the extent they result primarily from actions taken or omitted to be taken by the Agent or PCS in bad faith or from the Agent's or PCS' gross negligence or willful misconduct, and the Agent and PCS each agree to repay to the Primary Parties any amounts advanced to it by the Primary Parties in connection with matters as to which it is found not to be entitled to indemnification hereunder. Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification by the Bank would constitute a covered transaction under Section 23A of the Federal Reserve Act.

                  (b) The Agent agrees to indemnify and hold harmless the Primary Parties, their directors and officers, agents, servants and employees and each person, if any, who controls any of the Primary Parties within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Primary Parties and any such persons upon written demand for any reasonable expenses (including fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment of supplement thereto), the OTS Applications or any Blue Sky Applications or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Agent's obligations under this Section 10(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly for use under the captions "Market for Common Stock," "The Conversion and Reorganization -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" and "--Description of Sales Activities" or statistical information regarding the Holding Company prepared by the Agent for use in the Sales information.

                  (c) PCS agrees to indemnify and hold harmless the Primary Parties, their directors and officers, agents, servants and employees and each person, if any, who controls any of the Primary Parties within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Primary Parties and any such persons upon written demand for any reasonable expenses (including fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment of supplement thereto), the OTS Applications or any Blue Sky Applications or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that PCS' obligations under this Section 10(c) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the

Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Primary Parties by PCS expressly for use under the caption "The Conversion and Reorganization -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" and "--Description of Sales Activities" or statistical information regarding the Holding Company prepared by PCS for use in the Sales information.

                  (d) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 10 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

                  (e) The agreements contained in this Section 10 and in Section 11 hereof and the representations and warranties of the Primary Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent, PCS or their respective officers, directors, controlling persons, agents or employees or by or on behalf of any of the Primary Parties or any officers, directors, controlling persons, agents or employees of any of the Primary Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

         SECTION 11.  CONTRIBUTION.

                  (a) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 10 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Primary Parties, the Agent or PCS, as the case may be, the Primary Parties, the Agent or PCS, as the case may be, shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection therewith and any amount paid in settlement of any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Primary Parties, the Agent or PCS, as the case may be, from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that (i) the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 4 of this Agreement (not including expenses), less any portion of such fees paid by Agent to Assisting Brokers, bear to the gross proceeds received by the Primary Parties from the sale of the Conversion Shares in the Conversion Offerings, (ii) PCS is responsible for that portion represented by the percentage that the fees paid to PCS by the Agent pursuant to
Section 4 of this Agreement bear to the gross proceeds received by the Primary Parties from the sale of the Conversion Shares in the Conversion Offerings, and
(iii) the Primary Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 10 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Primary Parties on the one hand and the Agent or PCS on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Primary Parties on the one hand and the Agent or PCS on the other from the offering, as well as any other relevant equitable considerations. The relative benefits received by the Primary Parties on the one hand and the Agent or PCS on the other shall be deemed to be in the same proportion as the total gross proceeds from the Conversion Offerings (before deducting expenses) received by the Primary Parties bear, with respect to the Agent, to the total fees (not including expenses) received by the Agent less the portion of such fees paid by the Agent to Assisting Brokers, and with respect to PCS, to the total fees received by PCS from the Agent under Section 4, if any. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Primary Parties on the one hand or the Agent or PCS on the other and the parties relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Primary Parties, the Agent and PCS agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement less the portion of such fees paid by the Agent to Assisting Brokers, and that PCS shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid to PCS by the Agent under this Agreement. It is understood that the above-stated limitation on the Agent's and PCS' liability is essential to the Agent and PCS and that the Agent and PCS would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The duties, obligations and liabilities of the Primary Parties, the Agent and PCS under this Section 11 and under Section 10 shall be in addition to any duties, obligations and liabilities which the Primary Parties, the Agent and PCS may otherwise have. For purposes of this
Section 11, each of the Agent's, PCS' and the Primary Parties' officers and directors and each person, if any, who controls the Agent, PCS or any of the Primary Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Primary Parties, the Agent and PCS. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 11, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relive the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 11.

         SECTION 12. REPRESENTATIONS, WARRANTIES AND INDEMNITIES TO SURVIVE DELIVERY. All representations, warranties and indemnities and other statements contained in this Agreement, or contained in certificates of officers of the Primary Parties, the Agent or PCS submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent, PCS or their respective controlling persons, or by or on behalf of the Primary Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agent, PCS, any of the Primary Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         SECTION 13. TERMINATION. Webb may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

                  (a) In the event the Holding Company fails to sell the minimum number of the Conversion Shares within the period specified in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law, this Agreement shall terminate upon refund by the Primary Parties to each person who has subscribed for or ordered any of the Conversion Shares the full amount which it may have received from such person, together with interest in accordance with Section 3, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 3, 4, 8, 10 and 11 hereof.

                  (b) If any of the conditions specified in Section 9A shall not have been fulfilled when and as required by this Agreement, or by the Closing Date, or waived in writing by the Agent, this Agreement and all of the Agent's and PCS' obligations hereunder may be canceled by the Agent by notifying the Bank of such cancellation in writing at any time at or prior to the Closing Date, and, any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 3, 4, 8, 10 and 11 hereof.

                  (c) If Webb elects to terminate this Agreement as provided in this Section, the Primary Parties shall be notified by the Agent as provided in
Section 14 hereof.

         SECTION 14. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Webb shall be directed to Charles Webb & Company at 211 Bradenton Avenue, Dublin, Ohio 43017,
Attention: Ms. Patricia A. McJoynt (with a copy to Edward C. Hogan, Esquire, Stevens & Lee, One Glenhardie Corporate Center, 1275 Drummers Lane, P.O. Box 236, Wayne, Pennsylvania 19087- 0236); notices to the Primary Parties shall be directed to 700 N.E. Fourth Avenue, Camas, Washington 98607, Attention: Patrick Sheaffer, Chairman of the Board, President, and Chief Executive Officer (with a copy to John F. Breyer, Jr., Breyer & Aguggia, 1300 I Street, N.W., Suite 470 East, Washington, D.C. 20005); and notices to PCS shall be directed to U.S. Bancorp Tower, Suite 4250, 111 S.W. Fifth Avenue, Portland,

Oregon 97204, Attention: Scott Sandbo (with a copy to Agent and Stevens & Lee in accordance with the provisions set forth above).

         SECTION 15. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, PCS and the Primary Parties, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties, supersedes any prior Agreement among the parties and may not be varied except by a writing signed by all parties.

         SECTION 16. PARTIAL INVALIDITY. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

         SECTION 17. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of Ohio.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.


                              Very truly yours,

                              RIVERVIEW BANCORP, INC.

                              By:_____________________________
                                 Patrick Sheaffer,
                                 Chairman of the Board, President
                                 and Chief Executive Officer


                              RIVERVIEW, M.H.C.

                              By:_____________________________
                                 Patrick Sheaffer
                                 Chairman of the Board, President
                                 and Chief Executive Officer

                              RIVERVIEW SAVINGS BANK, FSB

                              By:________________________
                                 Patrick Sheaffer,
                                 Chairman of the Board, President
                                 and Chief Executive Officer


The foregoing Agency Agreement is hereby confirmed and accepted as of the date first set and above written.


                               CHARLES WEBB & COMPANY, A DIVISION
                               OF KEEFE, BRUYETTE & WOODS, INC.

                               By:_______________________________
                                        Patricia A. McJoynt,
                                        Executive Vice President and
                                        Chief Operating Officer


                               PACIFIC CREST SECURITIES, INC.

                               By:_______________________________
                                        Name:
                                        Title:

                             RIVERVIEW BANCORP, INC.
                           (A Washington Corporation)

                             Up to 2,760,000 Shares

                           (Par Value $.01 Per Share)


                           SELECTED DEALERS' AGREEMENT


                              _______________, 1997


Ladies and Gentlemen:

         We have agreed to assist Riverview, M.H.C. (the "MHC"), a federally chartered mutual holding company, and Riverview Savings Bank, FSB ("Riverview Savings" or the "Bank"), a federally chartered stock savings bank, in connection with the offer and sale of up to 2,760,000 shares of the common stock, $0.01 par value per share (the "Common Stock"), of Riverview Bancorp, Inc. (the "Holding Company"). Theses shares are to be issued in connection with the reorganization of the Bank from a subsidiary of the MHC to a wholly owned subsidiary of the Holding Company (the "Reorganization") in accordance with the Plan of Conversion from Mutual Holding Company to Stock Holding Company and Agreement and Plan of Reorganization (the "Plan"). The offering price per share of the Common Stock has been fixed at $10.00. The Common Stock and certain of the terms on which it is being offered are more fully described in the enclosed prospectus dated ______________, 1997 (the "Prospectus"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Prospectus.

         In connection with the Reorganization, the Holding Company is offering the Common Stock in a Subscription Offering to the Eligible Account Holders, the ESOP, the Supplemental Eligible Account Holders and the Other Members, and concurrently therewith, in a Direct Community Offering to members of the general public, with preference given first to Public Stockholders (who are not Eligible Account Holders, Supplemental Eligible Account Holders or Other Members) and then to natural persons and trusts of natural persons who are permanent residents of Clark, Cowlitz, Klickitat and Skamania Counties of Washington. The Common Stock is also being offered in accordance with the Plan by a selling group of broker-dealers in the Syndicated Offering.

         We are offering the selected dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Common Stock and we will pay you a fee in the amount of _______ percent (______%) of the dollar amount of the Common Stock sold on behalf of the Holding Company by you, as evidenced by the authorized designation of your firm on the order form or forms for such Common Stock accompanying the funds transmitted for payment therefor to the special account established by the Bank for the purpose of holding such funds. Any purchase of Common Stock made pursuant to this Agreement is subject to the maximum purchase limitations provided for in the Plan and described in the Prospectus. It is understood, of course, that payment of your fee will be made to you directly by the Holding Company for the Common Stock sold on behalf of the Holding Company by you, as evidenced in accordance with the preceding sentence. As soon as practicable after the closing date of the Conversion Offerings, the Holding Company will remit to you the fees to which you are entitled hereunder.

         Each order form for the purchase of Common Stock must set forth the identity and address of each person to whom the certificates for such Common Stock should be issued and delivered. Such order form should clearly identify your firm. You shall instruct any subscriber who elects to send his order form to you to make any accompanying check payable to the Bank.

         This offer is made subject to the terms and conditions herein set forth and contained in the Plan and is made only to selected dealers who are (i) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") who are to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and Section 24 of Article III of the NASD's Rules of Fair Practice, or (ii) foreign dealers not eligible for membership in the NASD who agree (A) not to sell any Common Stock within the United States, its territories or possessions or to persons who are citizens thereof or resident therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation, Sections 8, 24 and 36 of the above-mentioned Article III as if they were NASD members and Section 25 of such Article III as it applies to non-member brokers or dealers in a foreign country.

         Orders for Common Stock will be strictly subject to confirmation and we, acting on behalf of the Holding Company, reserve the right in our uncontrolled discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Holding Company or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Common Stock. No selected dealer is authorized to act as agent for us when soliciting offers to buy the Common Stock from the public or otherwise. No selected dealer shall engage in any stabilizing (as defined in Regulation M promulgated under the Securities Exchange Act of 1934) with respect to the Common Stock during the offering.

         We and each selected dealer assisting in selling Common Stock pursuant hereto agree to comply with the applicable requirements of the Securities Exchange Act of 1934 and applicable state rules and regulations. In addition, we and each selected dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the Securities Exchange Act of 1934 as requiring that a Prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form.

         We and each selected dealer within the meaning of Rule 15c3-1(a)(1) further agree to the extent that our customers desire to pay for shares with funds held by or to be deposited with us, in accordance with the interpretation of the Securities and Exchange Commission of Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the offering price for the Common Stock ordered on or before twelve noon of the business day following receipt or execution of an order form by us to the Holding Company for deposit in a segregated account or (b) to solicit indications of interest in which event (i) we will subsequently contact any customer indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the customer's behalf, (ii) we will mail acknowledgements of receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers on the third business day (the "Debit Date") following receipt of the confirmation referred to in (i), and (iv) we will forward completed order forms together with such funds to the Holding Company on or before twelve noon on the next business day following the Debit Date for deposit in a segregated account. We and each selected dealer acknowledge that if the procedure in (b) is adopted, our customers' funds are not required to be in their accounts until the Debit Date.

         Unless earlier terminated by us, this Agreement shall terminate upon the closing date of this offering. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the offering.

         You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of shares of Common Stock sold on behalf of the Holding Company by you under this Agreement.


         We shall have full authority to take such actions as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

         Upon application to us, we will inform you as to the states in which we believe the Common Stock has been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Common Stock in any state.

         Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

         Any notice from us to you shall be deemed to have been duly given if mailed, telephoned, or telegraphed to you at the address to which this Agreement is mailed.

         This Agreement shall be construed in accordance with the laws of the State of Ohio.

         Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Charles Webb & Company, 211 Bradenton, Dublin, Ohio 43017-3514. The enclosed duplicate copy will evidence the agreement between us.

                                        CHARLES WEBB & COMPANY


                                        By:_______________________________
                                                 Patricia A. McJoynt
                                                 Executive Vice President


Agreed and accepted as of ________________, 1997


------------------------------

By:___________________________